                                  SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
  [x]  Preliminary information statement     [_]  Confidential, for Use of the
                                                  Commission Only (as permitted
  [_]  Definitive information statement           by Rule 14c-5(d)(2))

                             GENESEE & WYOMING INC.
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                (Name of Registrant as Specified in Its Charter)

     Payment of Filing Fee (Check the appropriate box):

     [x]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.

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     (3)  Filing Party:


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     (4)  Date Filed:

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



                             GENESEE & WYOMING INC.
                               66 FIELD POINT ROAD
                          GREENWICH, CONNECTICUT 06830



                                November __, 2001

Dear Stockholder:

     We have obtained the written consent of certain of our stockholders of record as of November 14, 2001 to approve an amendment to our Restated Certificate of Incorporation pursuant to which (i) the number of shares of Class A Common Stock, par value $.01 per share, that we shall have the authority to issue shall be increased from 12,000,000 to 30,000,000 and (ii) the number of shares of Class B Common Stock, par value $.01 per share, that we shall have the authority to issue shall be increased from 1,500,000 to 5,000,000. The amendment will change the authorized shares of capital stock to provide for 30,000,000 shares of Class A Common Stock and 5,000,000 shares of Class B Common Stock in addition to the 1,000,000 shares of Preferred Stock, par value $.01 per share. The amendment has been approved by our Board of Directors and stockholders representing a majority of the voting power of the outstanding shares of capital stock of the company. Your consent is not required and is not being solicited in connection with these actions.

     Pursuant to Section 228 of the Delaware General Corporation Law, you are hereby being provided with notice of the approval of these actions by less than unanimous written consent of our stockholders. Pursuant to the Securities Exchange Act of 1934, as amended, with this letter you are being furnished an information statement relating to these actions.

                                           By Order of the Board of Directors

                                           /s/ Mortimer B. Fuller, III
                                           -----------------------------------
                                               Mortimer B. Fuller, III
                                               Chairman of the Board and
                                               Chief Executive Officer

                             GENESEE & WYOMING INC.
                               66 FIELD POINT ROAD
                          GREENWICH, CONNECTICUT 06830

                              INFORMATION STATEMENT

GENERAL

     This information statement (the "Statement") is being mailed on or about November __, 2001 to holders of record as of November 14, 2001 of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock") and 4% Senior Redeemable Convertible Preferred Stock, Series A, par value $.01 per share (the "Preferred Stock" and together with the Common Stock, the "Capital Stock") of Genesee & Wyoming Inc. (the "Company"). This statement is furnished in connection with the taking of action by written consent of the holders of a majority of the voting power of the outstanding shares of Capital Stock approving an amendment to our Restated Certificate of Incorporation (the "Amendment") pursuant to which (i) the number of shares of Class A Common Stock that we shall have the authority to issue shall be increased from 12,000,000 to 30,000,000 and (ii) the number of shares of Class B Common Stock that we shall have the authority to issue shall be increased from 1,500,000 to 5,000,000. The Amendment will change the authorized shares of Capital Stock to provide for 30,000,000 shares of Class A Common Stock and 5,000,000 shares of Class B Common Stock in addition to the 1,000,000 shares of preferred stock, par value $.01 per share. The Amendment has been approved by the Board of Directors (the "Board") and stockholders representing a majority of the voting power of the outstanding shares of Capital Stock. A copy of the Amendment substantially in the form that it will be filed with the Secretary of State of the State of Delaware is attached to this Statement as Exhibit I. The Amendment will be filed with the Secretary of State of the State of Delaware no earlier than 20 days after the date a Definitive Information Statement is filed with the Securities and Exchange Commission. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     As of November 14, 2001, there were issued and outstanding 5,747,373 shares of Class A Common Stock, 1,268,169 shares of Class B Common Stock, and 20,000 shares of Preferred Stock. Each stockholder of record on November 14, 2001 is entitled to (i) one vote for each share of Class A Common Stock, (ii) 10 votes for each share of Class B Common Stock, and (iii) 65.2174 votes for each share of Preferred Stock. The record date for purposes of the written consent to this action was November 14, 2001. However, because holders of a majority of the voting power of the outstanding shares of Capital Stock have consented to the Amendment and have sufficient voting power to approve the Amendment, no other stockholder consents are being solicited and no stockholders' meeting is being held in connection with these actions. No appraisal rights or other similar rights are available to dissenters to the Amendment.

                         SECURITIES OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of November 14, 2001 certain information concerning shares of Capital Stock held by (i) each stockholder known by the Company to own beneficially more than 5% of any class of Capital Stock, (ii) each director of the Company, (iii) the chief executive officer and the four most highly compensated executive officers of the Company, and (iv) all directors and executive officers of the Company as a group.

                                              CLASS A                     CLASS B              PREFERRED STOCK
                                            COMMON STOCK               COMMON STOCK           BENEFICIALLY OWNED
                                          BENEFICIALLY OWNED         BENEFICIALLY OWNED
           NAME AND ADDRESS OF          NO. OF        PERCENT      NO. OF        PERCENT      NO. OF     PERCENT OF      PERCENT OF
          BENEFICIAL OWNER  (1)         SHARES       OF CLASS      SHARES       OF CLASS      SHARES      CLASS           VOTE  (2)
-------------------------------------   ------     -----------  -----------   -----------     ------     ----------      ----------
Mortimer B. Fuller, III (3)(8)          224,466        3.8%        987,424        77.9%            -              -         51.0%
C. Sean Day (4)                           6,601         0.1              -            -            -              -             -
James M. Fuller (5)                      34,898         0.6         16,650          1.3            -              -           1.0
Louis S. Fuller (6)                     164,216         2.9        199,716         15.7            -              -          10.9
T. Michael Long (7)(8)                    1,103           -              -            -       25,000           100%           8.1
Robert M. Melzer (9)                     15,038         0.3              -            -            -              -             -
John M. Randolph (10)                    46,400         0.8         11,100          0.9            -              -           0.8
Philip J. Ringo (11)                     22,198         0.4              -            -            -              -           0.1
M. Douglas Young (12)                    10,041         0.2              -            -            -              -             -
Charles N. Marshall (13)                150,000         2.6              -            -            -              -           0.8
Charles W. Chabot (14)                   11,573         0.2              -            -            -              -             -
Mark W. Hastings (15)                    49,012         0.8         11,100          0.9            -              -           0.8
John C. Hellmann (16)                    12,562         0.2            555            -            -              -             -
The 1818 Fund III, L.P. (7)(8)            1,103           -              -            -       25,000            100           8.1
     59 Wall Street
     New York, New York 10005

FMR Corp. (17)                          619,500        10.8              -            -            -              -           3.1
   82 Devonshire Street
   Boston, Massachusetts 02109

All Directors and Executive Officers    908,232        14.9      1,226,545         96.7       25,000            100          72.5
as a Group (20 persons) (18)

------------------------------------

(1) Unless otherwise indicated, each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it. The address of each of the directors and executive officers of the Company is c/o Genesee & Wyoming Inc., 66 Field Point Road, Greenwich, CT 06830. Percentages of less than 0.1% have been omitted from the table.

(2) Reflects the voting power of the share holdings shown on the table as a result of the fact that the Class A Common Stock is entitled to one vote per share, the Class B Common Stock is entitled to 10 votes per share and the Preferred Stock is entitled to 65.2174 votes per share.

(3) The amounts shown include: (i) 115,985 shares of Class A Common Stock and 722,710 shares of Class B Common Stock owned by Mr. Fuller individually;
     (ii) 2,775 shares of Class A Common Stock held by Mr. Fuller's wife, as to which shares he disclaims beneficial ownership; (iii) 21,332 shares of Class A Common Stock held by Overlook Estate Foundation, Inc., of which Mr. Fuller is President; (iv) presently exercisable options to purchase 84,374 shares of Class A Common Stock; and (v) presently exercisable third-party options to purchase 264,714 shares of Class B Common Stock (which shares are subject to a Voting Agreement pursuant to which Mr. Fuller has been granted an irrevocable proxy through March 20, 2008).

(4) The amount shown includes: (i) 3,750 shares of Class A Common Stock owned by Mr. Day individually; (ii) units under the Company's Deferred Stock Plan for Non-Employee Directors (the "Deferred Stock Plan") representing 1,851 shares of Class A Common Stock; and (iii) presently exercisable options to purchase 1,000 shares of Class A Common Stock.

(5) The amounts shown include: (i) 13,650 shares of Class A Common Stock and 16,650 shares of Class B Common Stock owned by Mr. Fuller individually;
     (ii) 7,998 shares of Class A Common Stock held by family trusts for the benefit of Mr. Fuller and others, of which Mr. Fuller is co-trustee; (iii) 750 shares of Class A Common Stock owned by Mr. Fuller's wife, as to which shares he disclaims beneficial ownership; and (iv) presently exercisable options to purchase 12,500 shares of Class A Common Stock.

(6) The amounts shown include: (i) 199,716 shares of Class B Common Stock owned by Mr. Fuller individually; (ii) 61,716 shares of Class A Common Stock owned jointly by Mr. Fuller and his wife; (iii) 90,000 shares of Class A Common Stock owned by Mr. Fuller's wife, as to which shares he disclaims beneficial ownership; and (iv) presently exercisable options to purchase 12,500 shares of Class A Common Stock.

(7) The shares of Preferred Stock shown on the table are beneficially owned by The 1818 Fund III, L.P. (the "1818 Fund"); which shares consist of (i) 20,000 shares owned of record and (ii) a presently exercisable option to purchase 5,000 shares. Mr. Long is a general partner of Brown Brothers Harriman & Co. ("BBH"), the general partner of the 1818 Fund, and as such, his pecuniary interest in the Preferred Stock is limited to his percentage interest in BBH's interest in such shares. Voting and investment power with respect to the Preferred Stock is shared equally by Mr. Long and Lawrence
     C. Tucker in their respective capacities as partners of BBH. The Class A Common Stock shown on the table consists of units under the Deferred Stock Plan held by Mr. Long.

(8) By reason of a voting agreement, pursuant to Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended, the group comprised of Mortimer B. Fuller, III, the 1818 Fund and Mr. Long may be deemed to beneficially own substantially all of the Capital Stock beneficially owned by the members of the group. Mr. Fuller, on the one hand, and the 1818 Fund and Mr. Long, on the other, disclaim beneficial ownership of the shares owned by the other, and they are not reflected in the respective amounts shown on the table.

(9) The amount shown includes: (i) 4,500 shares of Class A Common Stock owned by Mr. Melzer individually; (ii) presently exercisable options to purchase 6,000 shares of Class A Common Stock; and (iii) units under the Deferred Stock Plan representing 4,538 shares of Class A Common Stock.

(10) The amounts shown include: (i) 17,400 shares of Class A Common Stock and 11,100 shares of Class B Common Stock held by a trust for the benefit of Mr. Randolph, of which he is co-trustee; (ii) 1,500 shares of Class A Common Stock held by a trust for the benefit of Mr. Randolph's wife, of which he is co-trustee and as to which shares he disclaims beneficial ownership; (iii) 15,000 shares of Class A Common Stock held by a charitable trust, of which he is co-trustee; and (iv) presently exercisable options to purchase 12,500 shares of Class A Common Stock.

(11) The amount shown includes: (i) 5,500 shares of Class A Common Stock owned by Mr. Ringo's wife, as to which shares he disclaims beneficial ownership;
     (ii) presently exercisable options to purchase 12,500 shares of Class A Common Stock; and (iii) units under the Deferred Stock Plan representing 4,198 shares of Class A Common Stock.

(12) The amount shown includes: (i) presently exercisable options to purchase 3,000 shares of Class A Common Stock; and (ii) units under the Deferred Stock Plan representing 7,041 shares of Class A Common Stock.

(13) The amount shown includes: (i) 105,000 shares of Class A Common Stock owned by Mr. Marshall individually; and (ii) presently exercisable options to purchase 45,000 shares of Class A Common Stock.

(14) The amount shown includes: (i) 4,073 shares of Class A Common Stock owned by Mr. Chabot individually; and (ii) presently exercisable options to purchase 7,500 shares of Class A Common Stock.

(15) The amounts shown include: (i) 23,100 shares of Class A Common Stock and 11,100 shares of Class B Common Stock owned jointly by Mr. Hastings and his wife; (ii) 600 shares of Class A Common Stock beneficially owned by Mr. Hastings' minor children, as to which shares he disclaims beneficial ownership; and (iii) presently exercisable options to purchase 25,312 shares of Class A Common Stock.

(16) The amounts shown include: (i) 2,250 shares of Class A Common Stock and 555 shares of Class B Common Stock owned by Mr. Hellmann individually; and (ii) presently exercisable options to purchase 10,312 shares of Class A Common Stock.

(17) The amount shown and the following information is derived from Amendment No. 2 to Schedule 13G dated February 14, 2001: all of the shares are beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., as a result of its acting as investment advisor to various investment companies (the "Funds") registered under Section 8 of the Investment Company Act of 1940 (including, Fidelity Low-Priced Stock Fund, which owns 349,650 shares). Edward C. Johnson 3d, Chairman of FMR Corp., FMR Corp., through its control of Fidelity Management & Research Company and the Funds, each has sole dispositive power with respect to the shares owned by the Funds. Sole power to vote or direct the voting of these shares resides with the Funds' Boards of Trustees.

(18) See footnotes (3) through (16) to this table. The amounts shown include:
     (i) presently exercisable options to purchase an aggregate of 349,872 shares of Class A Common Stock; (ii) presently exercisable third-party options to purchase an aggregate of 264,714 shares of Class B Common Stock; and (iii) units under the Deferred Stock Plan representing an aggregate of 18,731 shares of Class A Common Stock.

               AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

     On November 14, 2001, the Board adopted resolutions authorizing, and on November 14, 2001 the holders of a majority of the voting power of the outstanding shares of Capital Stock approved, by written consent, an amendment to our Restated Certificate of Incorporation pursuant to which (i) the number of shares of Class A Common Stock that we shall have authority to issue shall be increased from 12,000,000 to 30,000,000 shares and (ii) the number of shares of Class B Common Stock that we shall have the authority to issue shall be increased from 1,500,000 to 5,000,000. The amendment will change the authorized shares of Capital Stock to provide for 30,000,000 shares of Class A Common Stock and 5,000,000 shares of Class B Common Stock in addition to the 1,000,000 shares of preferred stock, par value $.01 per share. A copy of the Amendment substantially in the form that it will be filed with the Secretary of State of the State of Delaware is attached to this Statement as Exhibit I. The Amendment will be filed with the Secretary of State of the State of Delaware no earlier than 20 days after the date a Definitive Information Statement is filed with the Securities and Exchange Commission.

     The Board believes that it is prudent to increase the number of authorized shares of Common Stock in order to provide flexibility with respect to matters such as private or public financings, corporate mergers, acquisitions of property, establishing strategic relationships with corporate partners, employee benefit plans and other general corporate purposes. The Amendment will also provide a reserve of shares available for issuance in connection with possible stock splits or stock dividends should the Board determine that it would be desirable to facilitate a broader base of stockholders.

     Having additional authorized Common Stock available for issuance in the future would also allow the Board to issue shares of Common Stock without the delay and expense associated with seeking stockholder approval at a special stockholders' meeting or otherwise. Elimination of such delays and expense occasioned by the necessity of obtaining stockholder approval will better enable the Company, among other things, to take advantage of changing market and financial conditions.

     The Board may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as may be required by applicable laws or under the rules of any national securities exchange or market on which shares of Common Stock are then listed. If in a particular instance stockholder approval were so required or otherwise deemed advisable by the Board, then the matter will be referred to the stockholders for their approval regardless of whether a sufficient number of shares of Common Stock has been authorized.

     Current holders of Capital Stock have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of shares of Common Stock in order to maintain their proportionate ownership thereof. The effects of the authorization of additional shares of Common Stock may also include dilution of the voting power of currently outstanding shares of Capital Stock and reduction of the portion of dividends and liquidation proceeds available to the holders of currently outstanding stock.

     Finally, the Board could use authorized but unissued shares of Common Stock to create impediments to a takeover or a transfer of control of the Company. Accordingly, the increase in the number of authorized shares of Common Stock may deter a future takeover attempt that holders of Capital Stock may deem to be in their best interests or in which holders of Common Stock may be offered a premium for their shares over the market price. The Board is not currently aware of any attempt to takeover or acquire the Company. While it may be deemed to have potential anti-takeover effects, the Amendment is not prompted by any specific effort or takeover threat currently perceived by management.

     UPON WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, AND THE QUARTERLY REPORTS FOR THE FIRST, SECOND AND THIRD FISCAL QUARTERS IN THE FISCAL YEAR BEGINNING JANUARY 1, 2001 REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE l3a-1 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED WITHOUT CHARGE FROM MARK W. HASTINGS, SECRETARY, GENESEE & WYOMING INC., 66 FIELD POINT ROAD, GREENWICH, CONNECTICUT 06830.

                                             By Order of the Board of Directors

                                             /s/  Mortimer B. Fuller, III
                                             ----------------------------------
                                                  Mortimer B. Fuller, III
                                                  Chairman of the Board and
                                                  Chief Executive Officer

November __, 2001

                                                                       Exhibit I

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             GENESEE & WYOMING INC.



     GENESEE & WYOMING INC., a corporation organized and existing under the Laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     1. That the first paragraph of Article FOUR of the Restated Certificate of Incorporation of the Corporation be, and hereby is, amended to read in its entirety as follows:

         "4. Capitalization. The aggregate number of shares which the
             --------------
    Corporation shall have authority to issue is Thirty-Six Million (36,000,000), consisting of:


                (i) Thirty Million (30,000,000) shares of Class A Common Stock, par value $.01 per share (the "Class A Common");

                (ii) Five Million (5,000,000) shares of Class B Common Stock, par value $.01 per share (the "Class B Common" and together with the Class A Common, the "Common Stock"); and

                (iii) One Million (1,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock)."

     2. This amendment of the Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Section 228(a) and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, GENESEE & WYOMING INC. has caused this Certificate of Amendment to be signed by its Chairman of the Board and Chief Executive Officer, on this ___ day of November 2001.



                                           GENESEE & WYOMING INC.

                                           By: _________________________
                                           Name:  Mortimer B. Fuller, III
                                           Title: Chairman of the Board and
                                                  Chief Executive Officer

ATTEST:


------------------------
Name: